Exhibit 4.1

ENERGYSOLUTIONS, INC.

ENERGYSOLUTIONS, LLC

as Issuers

and the Guarantors party hereto

10.75% Senior Notes due 2018

INDENTURE

Dated as of August 13, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02; 4.14; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.14
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.0
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note:   This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

INDENTURE dated as of August 13, 2010, among ENERGYSOLUTIONS, INC., a Delaware corporation (the “Company”), ENERGYSOLUTIONS, LLC, a Utah limited liability company (the “Co-Issuer”, together with the Company, the “Issuers”), each of the Guarantors named herein, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuers’ Initial Securities and Exchange Securities (in each case, as defined in the Rule 144A/Regulation S Appendix attached hereto, collectively, the “Securities”):

Article 1

Definitions and Incorporation by Reference

SECTION 1.01.      Definitions.

“Additional Assets” means (1) any property, plant or equipment used in a Related Business; (2) the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or (3) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means any Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after August 15, 2014, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (i) 1.00% of the principal amount of such Security at such time and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Security on August 15, 2014 (such redemption price being described in the second paragraph of section 5 of the Securities exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through August 15, 2014 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)           any Equity Interests of a Restricted Subsidiary (other than directors’ (or similar persons) qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or

(2)           all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)           any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than to a Special Purpose Subsidiary); (B) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04, and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01; (C) a disposition of assets with a Fair Market

Value of less than $5.0 million; (D) a disposition of cash or Cash Equivalents; (E) the disposition of equipment, inventory (including raw materials, work-in-progress and finished goods), accounts receivable or other assets or rights in the ordinary course of business, including any excess, obsolete, damaged, worn-out or surplus assets no longer used or useful in the conduct of business as then being conducted; (F) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); (G) the unwinding of any Hedging Obligations; (H) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Related Business; (I) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and (J) dispositions of assets of a Special Purpose Subsidiary pursuant to the Zion Agreements or other SPS Project Documentation with a Fair Market Value not exceeding the Fair Market Value of any assets required to be disposed of or transferred pursuant to the Zion Agreements or other SPS Project Documentation, as applicable.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP (or, in the absence thereof, the original yield to maturity of the Securities issued on the Issue Date).

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)           the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)           the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other similar body or Person performing a similar function or any duly authorized committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.11, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuer thereof.

“Cash Equivalent” means any of the following:

(1)           any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)           investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within six months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)           investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Group;

(5)           investments in securities with maturity of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.;

(6)           investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(7)           to the extent held by a Foreign Subsidiary, other short-term Investments utilized by such Foreign Subsidiary in accordance with normal investment practices for cash management in Investments of a type analogous to those described in clauses (1) through (6) above.

“Change of Control” means the occurrence of any of the following events:

(1)           the Company becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that for purposes of this clause (1) such other Person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity;

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)           the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to August 15, 2014, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to August 15, 2014.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” as of any date of determination for any period means the ratio of (x) the aggregate amount of EBITDA for such period to (y) Consolidated Interest Expense for such period; provided, however, that:

(1)           if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated and on or prior to the date as of which the Consolidated Coverage Ratio is being determined (the “Calculation Date”) that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)           if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)           if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted

Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)           if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5)           if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).  If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness), provided such Indebtedness was not Incurred to make an Investment.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its consolidated Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP, plus, to the extent not included in consolidated interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1)           interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(2)           amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)           capitalized interest;

(4)           non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(5)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)           net payments pursuant to Hedging Obligations;

(7)           dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Equity Interests (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(8)           interest incurred in connection with Investments in discontinued operations;

(9)           interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

(10)         the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

For purposes of this definition, interest on Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by such Person to be the interest implicit in such Capital Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Company and its Subsidiaries, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1)           any Net Income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (4) below, the Company’s equity in the Net Income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend, distribution, other payment or return on Investment (subject, in the case of any amount paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

(2)           any Net Income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3)           any Net Income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (but in the case of any Foreign Subsidiary, only to the extent cash equal to such Net Income is not readily procurable to the Company by such Foreign Subsidiary pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

(A)          subject to the exclusion contained in clause (4) below, the Company’s equity in the Net Income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)           the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4)           any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)                                  extraordinary gains, losses or charges;

(6)                                  the cumulative effect of any change in accounting principles during such period;

(7)                                  any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness or Hedging Obligations;

(8)                                  the write-off of any debt issuance costs;

(9)                                  any non-cash impairment charges or write-off or write-down relating to goodwill or intangible assets;

(10)                            any non-cash SFAS 133 income (or loss) relating to hedging activities; and

(11)                            any non-cash expense or gain related to recording of the fair market value of Hedging Obligations;

in each case, for such period.  Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

“Credit Agreement” means the Credit Agreement dated as of the Issue Date, among the Company, the Co-Issuer, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, Credit Suisse AG and Citigroup Global Markets Inc., as syndication agents, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended from time to time.

“Credit Facilities” means one or more debt facilities or agreements (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as initial purchasers of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other agreements or arrangements with respect to currency values or currency exchange rates.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Equity Interests which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)           matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)           is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)           is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to a date that is 91 days after the Stated Maturity of the Securities.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Disposition will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(1)           all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus

(2)           Consolidated Interest Expense; plus

(3)           depreciation, amortization (including amortization of goodwill, financing costs and other intangibles but excluding amortization of prepaid expenses that were paid in cash in a prior period) of the Company and its Restricted Subsidiaries; plus

(4)           all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (including accretion charges and compensation expenses for equity grants issued), but excluding, in each case, any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period; plus

(5)          any net loss from disposed or discontinued operations;

less (without duplication):

(1)           all non-cash items increasing Consolidated Net Income other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business; plus

(2)           any net income from disposed or discontinued operations;

in each case determined on a consolidated basis in accordance with GAAP for such period.  Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a public or private sale of Capital Stock (other than Disqualified Stock and any other Preferred Stock) of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exelon” means Exelon Generation Company, LLC, a Pennsylvania limited liability company.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value will be determined (x) for amounts exceeding $15.0 million in good faith by the Board of Directors of the Company and (y) for amounts less than $15.0 million in good faith by the Company;  provided, however, that for purposes of Section 4.04 (a)(3)(B), if the Fair Market Value of the property or assets in question is so determined to be in excess of $15.0 million and is received from an Affiliate of the Company, such determination must be confirmed by an Independent Qualified Party.  For purposes of determining the Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person’s property and assets, exclusive of goodwill or any similar intangible asset.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)           entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.  The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuers’ obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary.  The term “Incurrence” when used as a noun shall have a correlative meaning.  Solely for purposes of determining compliance with Section 4.03:

(1)           amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)           the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(3)           the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)           the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)           all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)           all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (but excluding obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)           the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6)           all Guarantees of such Person of obligations of the type referred to in clauses (1) through (5) above or dividends of other Persons;

(7)           all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)           to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Disqualified Stock or Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock or Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock or Preferred Stock as reflected in the most recent financial statements of such Person.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Interest Rate Agreement” means (1) any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement and interest rate collar agreements; and (2) other agreements meant to manage interest rate risk.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person.  If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time.  Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04:

(1)           “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means August 13, 2010.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, however, that in no event shall an operating lease be deemed to constitute a lien.

“Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Cash Equivalents received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Cash Equivalents) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)           all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)           all payments made on any Indebtedness (other than Credit Facility Indebtedness) which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)           the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including pension and other post-retirement liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;

(5)           investment banking, consultant, legal and accounting fees and commissions;

(6)           any relocation, restructuring or severance expenses incurred in connection with (before or after) such Asset Disposition and identified by the Company in advance of such Asset Disposition; and

(7)           any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that, upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Equity Interests or Indebtedness, means the aggregate cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the Final Offering Memorandum dated August 5, 2010 pursuant to which the Securities issued on the Issue Date were offered to investors.

“Officer” means the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the General Counsel or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)           the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (other than a Special Purpose Subsidiary); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)           another Person if, as a result of such Investment, such other Person, in one transaction or a series of transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)           cash and Cash Equivalents;

(4)           receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)           loans or advances to employees made in the ordinary course of business for bona fide business purposes and consistent with past practices;

(7)           stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)           any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;

(9)           any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (i) in compromise of obligations of trade creditors or customers that were Incurred in the ordinary course of business, the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency or other reorganization of any trade creditor or customer, (ii) in resolution of litigation, arbitration or other disputes or (iii) as a result of foreclosure, perfection or enforcement of any Lien;

(10)         any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)         any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

(12)         any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13)         repurchases of Securities;

(14)         guarantees of Indebtedness of the Company or any Restricted Subsidiary permitted under Section 4.03;

(15)         Investments in Unrestricted Subsidiaries not to exceed $5.0 million in the aggregate outstanding at any time (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value or the sale, divestiture or other disposition of any such Unrestricted Subsidiary);

(16)         Investments in joint ventures formed solely for the purpose of bidding on U.S. government contracts not to exceed $10.0 million in the aggregate outstanding at any time (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value or the sale, divestiture or other disposition of any such joint venture);

(17)         Investments in ZionSolutions in an aggregate amount not greater than the aggregate amount of Investments required to be made pursuant to the Zion Agreements;

(18)         Investments in Special Purpose Subsidiaries (other than ZionSolutions) not to exceed $10.0 million per Special Purpose Subsidiary or $50.0 million in the aggregate outstanding at any time (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value or the sale, divestiture or other disposition of any such Special Purpose Subsidiary); and

(19)         additional Investments, when taken together with all other Investments made pursuant to this clause (19) and outstanding on the date such Investment is made, do not exceed the greater of (i) $50.0 million and (ii) 3.0% of Total Assets.

“Permitted Liens” means, with respect to any Person:

(1)           pledges or deposits by such Person under workers’ compensation laws, social security laws, unemployment insurance laws or similar legislation or regulations, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure bid, surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(3)           Liens for taxes, assessments, or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4)           Liens or deposits to secure the performance of statutory or regulatory obligations or in favor of issuers of surety, appeal, indemnity or performance bonds, warranty and contractual requirements, other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Persons in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)           Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon)

secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)           Liens to secure Permitted Indebtedness Incurred under Sections 4.03(b)(1) and (b)(10);

(8)           Liens existing on the Issue Date;

(9)           Liens on assets, property or Equity Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)         Liens on property or assets at the time such Person or any of its Subsidiaries acquires the property or assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property or assets owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)         Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(12)         Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(13)         Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that:

(A)                              such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B)                                the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing, refunding, extension, renewal or replacement;

(14)         Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients on or about the premises of which such equipment is located;

(15)         Liens in favor of the Company, the Co-Issuer or the Subsidiary Guarantors;

(16)         Liens to secure Indebtedness of Foreign Subsidiaries on assets of such Foreign Subsidiaries;

(17)         other Liens securing Indebtedness which does not exceed $75.0 million at any one time outstanding;

(18)         Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(19)         Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignment of goods entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(20)         leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of Parent or its Subsidiaries;

(21)         Liens on the assets or properties of, or on any general or limited partnership interest, limited liability, membership interest in, or ownership of any shares of capital stock, or other securities of, ZionSolutions to secure obligations of the Company or the Co-Issuer to Exelon and its permitted assigns in connection with the Zion Agreements;

(22)         Liens on the assets or properties of, or on any general or limited partnership interest, limited liability, membership interest in, or ownership of any shares of capital stock, or other securities of, any Special Purpose Subsidiary (other than ZionSolutions) incurred (i) as a result of the formation or acquisition of such Special Purpose Subsidiary pursuant to the SPS Project Documentation and (ii) in an aggregate amount not to exceed $10.0 million per Special Purpose Subsidiary and $50.0 million in the aggregate;

(23)         (i) easements granted pursuant to the Zion Agreements and (ii) easements granted solely for the purpose of securing the availability of capacity at the Company’s Class A low level radioactive disposal site in Clive, Utah for the disposal of Class A low level radioactive waste in connection with contracts entered into by Special Purpose Subsidiaries to decommission non-operating nuclear power generation facilities or to secure performance thereof; provided, however, that the aggregate area of any easement granted pursuant to this clause (23) shall not exceed 10% of the availability at such Clive, Utah disposal site for the disposal of Class A low level radioactive waste as of the Issue Date; and

(24)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods in the ordinary course of business.

Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06.  For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

“Qualified Equity Interests” of a Person means Capital Stock of such Person other than Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan).  Unless otherwise specified, Qualified Equity Interests refers to Qualified Equity Interests of the Company.

“Reference Treasury Dealer” means initially J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., and their successors and assigns; provided, however, if any such Person ceases to be a primary United States government securities dealer, the Company will select another nationally recognized investment banking firm that is a primary United States government securities dealer to replace such Person.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuers or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)           such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)           such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)           such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4)           if the Indebtedness being Refinanced is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or such Subsidiary Guarantee, as the case may be, on terms at least as favorable to Holders of the Securities as those contained in the documentation governing the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the registration rights agreement dated the Issue Date, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers.

“Related Business” means any business in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Replacement Assets” means any properties or assets used or useful in a Related Business.

“Restricted Payment” with respect to any Person means:

(1)           the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Company that is not Disqualified Stock);

(3)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a

Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)           the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereinafter acquired and (b) thereafter, leases such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1)           Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)           all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)           any obligation of such Person to the Company or any Subsidiary of the Company;

(2)           any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)           any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4)           any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person (other than Indebtedness that is subordinate with respect to payment of proceeds of secured assets);

(5)           that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture;

(6)           any Indebtedness, which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person;

(7)           any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and

(8)           Indebtedness of such Person to a Subsidiary or any other Affiliate or any of such Affiliate’s Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purposes of an Event of Default, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Special Purpose Subsidiary” shall mean (i) ZionSolutions and (ii) no more than five other Subsidiaries, each of which Subsidiary referred to in this clause (ii) shall (x) other than with respect to directors’ qualifying shares or de minimis non-economic interests held by the transferor of the assets to such Subsidiary pursuant to the applicable SPS Project Documentation (as defined below), be a Person whose Equity Interests are wholly-owned by the Company, the Co-Issuer or a Subsidiary Guarantor, (y) have been designated by the Company to the Trustee as a Special Purpose Subsidiary and (z) have been formed for the purpose of entering into one or more contracts (such contracts and all related documentation referred to in this clause (ii), the “SPS Project Documentation”) to decommission nuclear or other types of power facilities whereby any such Subsidiary purchases and/or leases all or part of the assets of such facilities in part to succeed to licenses or permits granted in respect of such facilities by the U.S. Nuclear Regulatory Commission or any other Federal or state governmental entity.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement, executed by such Person (or a trustee acting on such Person’s behalf) to whom such Indebtedness is owed to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)                                  such Person;

(2)                                  such Person and one or more Subsidiaries of such Person; or

(3)                                  one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities pursuant to this Indenture, including any Guarantee Agreement.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Total Assets” means, as of any date of determination, the total assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which an internal balance sheet is available, on a consolidated basis determined in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including any property or assets being acquired in connection therewith); provided, however, that “Total Assets” of Foreign Subsidiaries means, as of any date of determination, the total combined assets of all of the Foreign Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which an internal balance sheet is available, on a combined basis without duplication and determined in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including any property or assets being acquired in connection therewith).

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Coverage Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing.  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Equity Interests of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

“Zion Acquisition” means the purchase by the Company or its Affiliates from Exelon of certain assets relating to the Zion Energy Center, Units 1 and 2, located in Zion, Illinois and to consummate the related transactions, as described in the Zion Agreements.

“Zion Agreements” means, collectively, the following documents: (a) the ZionSolutions Limited Liability Company Agreement entered into by members of ZionSolutions, (b) the Asset Sale Agreement (and the amendment thereto dated as of August 17, 2009), (c) an Assignment and Assumption Agreement to be entered into by and between Exelon and ZionSolutions, (d) a Bill of Sale to be entered into by and between Exelon and ZionSolutions, (e) a Lease Agreement to be entered into by and between Exelon and ZionSolutions, (f) a Put Option Agreement to be entered into by and between Exelon and ZionSolutions, (g) a Pledge Agreement made by the Co-Issuer in favor of Exelon, (h) the Guaranty made as of December 11, 2007 by the Company in favor of Exelon, (i) an Irrevocable Easement for Disposal Capacity to be made by the Co-Issuer to a certain trustee named thereto, (j) a Disposal Services Agreement to be entered into by and between the Co-Issuer and a certain trustee named thereto, (k) a Leased Personnel Agreement to be entered into by Exelon and ZionSolutions, (l) the Performance Guaranty made as of December 11, 2007 by the Co-Issuer in favor of Exelon, (m) a Trust Agreement by and among the Co-Issuer, a trustee named thereto and other parties party thereto in connection with a backup non-qualified decommissioning, (n) a Credit Support Agreement among Exelon, the Company and the Co-Issuer and (o) all amendments or modifications to any of the agreements listed in the foregoing clauses (a) through (n).  All capitalized terms in this paragraph not otherwise defined herein shall have the meanings ascribed to such terms in that certain Asset Sale Agreement, dated December 11, 2007, by and among Exelon, ZionSolutions, the Company and the Co-Issuer.

“ZionSolutions” means ZionSolutions, LLC, a Delaware limited liability company, organized for the purpose of consummating the Zion Acquisition and whose Equity Interests shall be (other than with respect to directors’ qualifying shares or de minimis non-economic interests held by Exelon or its Affiliates) wholly-owned by the Company, the Co-Issuer or a Subsidiary Guarantor.

SECTION 1.02.      Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Alternate Offer”	4.10
“Appendix”	2.01
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.10
“covenant defeasance option”	8.01(b)
“Coverage Indebtedness”	4.03(a)
“Credit Facility Indebtedness”	4.03(b)(1)
“cross acceleration provision”	6.01(5)
“Custodian”	6.01
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Guaranteed Obligations”	10.01
“Initial Lien”	4.11
“Issuers”	Preamble
“legal defeasance option”	8.01(b)
“Paying Agent”	2.03
“Permitted Indebtedness”	4.03(b)
“Registrar”	2.03
“Securities”	Preamble
“Successor Co-Issuer”	5.01(b)(1)
“Successor Company”	5.01(a)(1)

SECTION 1.03.      Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Securityholder or Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Issuers, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.      Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural and words in the plural include the singular;

(6)           unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)           secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)           the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9)           the amount of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock;

(10)         all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified;

(11)         references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires; and

(12)         whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of additional interest, to the extent that, in such context, additional interest is, was or would be payable in respect thereof pursuant to paragraph 1 of the Securities.

Article 2

The Securities

SECTION 2.01.      Form and Dating.  Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture.  The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in the Appendix and Exhibit B are part of the terms of this Indenture.

SECTION 2.02.      Execution and Authentication.  One Officer of each Issuer shall sign the Securities by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $300,000,000 of 10.75% Senior Notes due 2018 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue, in each case upon a written order of the Issuers signed by one Officer of each Issuer.  Such written order shall specify the aggregate principal amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.      Registrar and Paying Agent.  The Issuers shall maintain an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuers may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuers shall notify the Trustee of the name and address of any such agent.  If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  Either Issuer or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04.      Paying Agent To Hold Money in Trust.  The Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due on the dates and in the manner provided in the Securities.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent holds (as of 1:00 p.m., New York City time, on the due date) money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal and premium, if any, and interest, if any, then due.  The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment.  If one of the Issuers or a Subsidiary of one of the Issuers acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.      Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.      Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met.  When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07.      Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Issuers.

SECTION 2.08.      Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.      Temporary Securities.  Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.      Cancellation.  The Issuers at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuers upon written request.  The Issuers may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.      Defaulted Interest.  If the Issuers default in a payment of interest on the Securities, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in the Securities and Section 4.01.  The Issuers may pay the defaulted interest at the rate provided in the Securities and Section 4.01 to the persons who are Securityholders on a subsequent special record date.  The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.      CUSIP Numbers, ISINs, etc.  The Issuers in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13.      Issuance of Additional Securities.  After the Issue Date, the Issuers shall be entitled, subject to their compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price.  All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, each Issuer shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Issuers are relying on to issue such Additional Securities;

(2)           the issue price and the issue date, and the CUSIP number of such Additional Securities, if any; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to not be fungible for U.S. Federal income tax purposes with any other Securities issued under this Indenture; and

(3)           whether such Additional Securities shall be issued in the form of Initial Securities as set forth in Exhibit A or shall be issued in the form of Exchange Securities as set forth in Exhibit B.

Article 3

Redemption

SECTION 3.01.      Notices to Trustee.  If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Issuers shall give each notice to the Trustee provided for in this Section at least 35 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.      Selection of Securities to Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable, or to the extent not so practicable, by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000.  Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.      Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article 8.

The notice shall identify the Securities to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price;

(3)           the name and address of the Paying Agent;

(4)           that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)           if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)           that, unless the Issuers default in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)           the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8)           that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at the Issuers’ expense.  In such event, the Issuers shall provide the Trustee with the information required by this Section 3.03, at least 40 days (unless a shorter time shall also be acceptable to the Trustee) prior to the redemption date.

SECTION 3.04.      Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, and from and after such redemption date (unless the Company defaults in the payment of the redemption price and accrued and unpaid interest), such Securities will cease to bear interest.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not impair or affect the validity of the notice to any other Holder.

SECTION 3.05.      Deposit of Redemption Price.  Prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if one of the Issuers or a Subsidiary of one of the Issuers is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuers to the Trustee for cancellation.

SECTION 3.06.      Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4

Covenants

SECTION 4.01.      Payment of Securities.  The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture (as of 1:00 p.m., New York City time, on the due date) money sufficient to pay all principal and interest then due.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.      Reports.  Whether or not the Company continues to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide or cause to be provided to the Trustee and Holders (and file with the SEC for public availability) such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be provided at the times specified for the filings of such reports under such Sections.

The availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders.  At any time during which the SEC will not accept filing of reports for inclusion in the EDGAR system, the posting of the reports referred to above on the Company’s primary web site shall be deemed to satisfy the Company’s delivery obligation; provided, however, that the Company shall use reasonable efforts to inform Holders of the availability of such reports, which may be satisfied by, among other things, a press release on any national business press release wire service.  The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept such filings.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03.      Limitation on Indebtedness.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if the Consolidated Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.0 to 1.0, as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period (any such Indebtedness Incurred pursuant to this Section 4.03(a) being herein referred to as “Coverage Indebtedness”).

(b)           Notwithstanding the foregoing Section 4.03(a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this Section 4.03(b) being herein referred to as “Permitted Indebtedness”):

(1)           Indebtedness Incurred pursuant to any Credit Facility, including the Credit Agreement, in an aggregate amount outstanding at any time not to exceed $685.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.06 (b)(1) (any such Indebtedness Incurred pursuant to this clause (1) being herein referred to as “Credit Facility Indebtedness”);

(2)           Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all its obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(3)           Indebtedness represented by the Securities to be issued on the Issue Date and the Subsidiary Guarantees thereof (and any Exchange Securities (other than any Additional Securities));

(4)           Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

(5)           Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary); provided, however, that on the date such Restricted Subsidiary was acquired by the Company or by a Restricted Subsidiary or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Indebtedness, either (x) the Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio after giving effect to such acquisition is no less than immediately prior to such acquisition;

(6)           Reserved;

(7)           Refinancing Indebtedness in respect of Coverage Indebtedness or of Permitted Indebtedness Incurred pursuant to clause (3), (4) or (5) of this Section 4.03(b) or this clause (7);

(8)           Hedging Obligations entered into in the normal course of business and so long as such obligations and transactions are not entered for speculative purposes;

(9)           obligations in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, reclamation, statutory obligations, bankers’ acceptances, performance, bid, surety or similar bonds and letters of credit or completion and performance guarantees or equipment leases or other similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(10)         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11)         Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by a Subsidiary Guarantor of

Indebtedness Incurred pursuant to clause (7) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to clause (3) or (4); provided, however, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Securities, then the Guarantee thereof shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(12)         Purchase Money Indebtedness or Capital Lease Obligations Incurred to finance all or any part of the purchase price or cost of design, development, construction, installation or improvement (including at any point subsequent to the purchase) of property (real or personal and including acquisitions of Equity Interests), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), or repairs, additions or improvements to such assets, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (12) and then outstanding, does not exceed the greater of (x) $40.0 million and (y) 2.0% of Total Assets at the time Incurred;

(13)         Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, Guarantees or similar obligations, in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary;

(14)         Indebtedness Incurred by Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (x) $22.5 million or (y) 5.0% of the Total Assets of the Foreign Subsidiaries as of the date of such Incurrence;

(15)         Indebtedness of any Special Purpose Subsidiary (other than ZionSolutions) not to exceed $10.0 million per such Special Purpose Subsidiary or $50.0 million in the aggregate outstanding at any one time;

(16)         unsecured Indebtedness of the Company or the Co-Issuer pursuant to any SPS Project Documentation, including any guarantee bond; provided, however, that the amount of such Obligations shall not exceed $30.0 million per Special Purpose Subsidiary or $90.0 million in the aggregate outstanding at any one time;

(17)         Guarantees in respect of any Indebtedness Incurred pursuant to clause (15) or (16) above;

(18)         Indebtedness Incurred by a Foreign Subsidiary for working capital purposes in the United Kingdom in an aggregate amount at any time outstanding not to exceed $30.0 million; and

(19)         Indebtedness of the Company or the Subsidiary Guarantors in an aggregate amount which, when taken together with all other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Coverage Indebtedness and Permitted Indebtedness Incurred pursuant to clauses (1) through (18) above) does not exceed $30.0 million.

(c)           Notwithstanding the foregoing, neither the Company, the Co-Issuer nor any Subsidiary Guarantor shall Incur any Permitted Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company, the Co-Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

(d)           For purposes of determining compliance with this Section 4.03:

(1)           any Indebtedness outstanding under the Credit Agreement on the Issue Date shall be treated as Credit Facility Indebtedness Incurred on the Issue Date under Section 4.03(b)(1);

(2)           in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in clauses (1) through (19) of Section 4.03(b), or is entitled to be Incurred pursuant to Section 4.03(a), the Company, in its sole discretion, shall classify (and may later reclassify) such item of Indebtedness (or any portion thereof) at the time of Incurrence (and in the case of a reclassification, only to the extent the reclassified item could be Incurred pursuant to the criteria at the time of such reclassification) and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; provided, however, that any Credit Facility Indebtedness may not be reclassified;

(3)           any Indebtedness classified as Incurred pursuant to clause (12), (16) or (19) of Section 4.03(b) will automatically be reclassified as having been Incurred pursuant to Section 4.03(a) at any time that such Indebtedness could be Incurred pursuant to Section 4.03(a); and

(4)           the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

(e)           For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement.  The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

SECTION 4.04.      Limitation on Restricted Payments.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)           a Default shall have occurred and be continuing (or would result therefrom);

(2)           immediately after giving effect to such Restricted Payment on a pro forma basis, the Company would not be entitled to Incur an additional $1.00 of Coverage Indebtedness under Section 4.03(a); or

(3)           the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (excluding Restricted Payments permitted by clauses (b)(1), (2), (4), (5), (6), (8) and (10)) would exceed the sum of (without duplication):

(A)          50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Restricted Payment prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)           100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities, assets or other property received by the Company from the issuance or sale of its Qualified Equity Interests subsequent to the Issue Date and 100% of any cash (or the Fair Market Value of any Cash Equivalents) consisting of a capital contribution received by the Company from its stockholders subsequent to the Issue Date; plus

(C)           the amount by which Indebtedness of the Company is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Qualified Equity Interests of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)          an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.

(b)           The provisions of Section 4.04(a) shall not prohibit:

(1)           any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Company or a substantially concurrent cash capital contribution received by the Company from its stockholders; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuers or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03;

(3)           the payment of any dividend or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of Section 4.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration, and the payment itself shall be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.04(a) (it being understood that any Restricted

Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(3) only once);

(4)           the declaration and payments of dividends or distributions on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend or distribution, no Default shall have occurred and be continuing (or result therefrom);

(5)           repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represents a portion of the exercise price of such options and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for taxes payable by such employee upon such grant or award or vesting thereof;

(6)           cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors of the Company);

(7)           in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuers or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer with respect to the Securities as a result of such Change of Control and have repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer;

(8)           payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

(9)           the payment of any cash dividends on or in respect of Capital Stock of the Company in an aggregate amount not to exceed $10.0 million in any calendar year; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; and

(10)                        other Restricted Payments not to exceed $25.0 million.

SECTION 4.05.      Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company shall not, and shall not permit any Restricted

Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) sell, lease or transfer any of its properties or assets to the Company, except:

(1)           with respect to clauses (a), (b) and (c),

(A)          any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement in effect on the Issue Date;

(B)           any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C)           any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C) or contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or Refinancing to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially more restrictive taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

(D)          any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E)           provisions in joint venture agreements, asset sale agreements, stock sale agreements, sale/leaseback agreements, limited liability company organizational documents and other similar agreements entered into in the ordinary course of business;

(F)           restrictions on cash, cash equivalents, marketable securities, investment grade securities or other deposits or net worth imposed by customers or lessors (including governmental entities) under contracts or leases entered into in the ordinary course of business;

(G)           this Indenture, the Securities, any Exchange Securities and the Subsidiary Guarantees;

(H)          applicable laws, rules, regulations and orders;

(I)            any encumbrance or restriction pursuant to an agreement governing Indebtedness of a Foreign Subsidiary permitted to be Incurred pursuant to Section 4.03 that imposes restrictions solely on such Foreign Subsidiary; provided, however, that (1) at the time such encumbrances and restrictions become effective the Company could Incur $1.00 of additional Coverage Indebtedness under Section 4.03(a) and (2) in the good faith judgment of the Board of Directors of the Company, such encumbrances and restrictions will not materially affect the Company’s or the Co-Issuer’s ability to make required principal or interest payments on the Securities;

(J)            any encumbrance or restriction pursuant to an agreement governing Indebtedness of a Special Purpose Subsidiary permitted to be Incurred pursuant to Section 4.03 that imposes restrictions solely on such Special Purpose Subsidiary; provided, however, that in the good faith judgment of the Board of Directors of the Company, such encumbrances and restrictions will not materially affect the Company’s or the Co-Issuer’s ability to make required principal or interest payments on the Securities; and

(2)           with respect to clause (c),

(A)          any encumbrance or restriction consisting of customary nonassignment provisions in leases, licenses and contracts entered into in the ordinary course of business;

(B)           any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(C)           purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased;

(D)          customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business; and

(E)           any encumbrance or restriction on the Company’s ability, or the ability of any Restricted Subsidiary, to transfer its interest in a joint venture in favor of the other parties to the joint venture.

SECTION 4.06.      Limitation on Sales of Assets and Subsidiary Stock.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)           the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; and

(2)           at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets.

(b)  Within 365 days after the receipt of Net Available Cash, the Company or such Restricted Subsidiary may, at its option, apply such Net Available Cash:

(1)           to repay (w) Credit Facility Indebtedness, (x) any Indebtedness secured by a Lien on the assets sold, (y) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor but only to the extent the aggregate amount of Net Available Cash so applied is received from Asset Dispositions by such Restricted Subsidiary or (z) any other Senior Indebtedness of the Company or a Subsidiary Guarantor; provided, however, that to the extent the Company or such Restricted Subsidiary repays any such other Senior Indebtedness, the Company shall equally and ratably reduce the principal amount of Securities outstanding, through open-market purchases or through redemption, or shall offer (in accordance with the procedures set forth in Section 4.06(b)) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon up to a principal amount which, if the offer were accepted, would result in such reduction;

(2)           to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Related Business; or

(3)           to acquire other long-term assets that are used or useful in a Related Business (and current assets incidental thereto) or to make capital expenditures with respect to long-term assets;

provided, however, that in connection with any repayment of Indebtedness pursuant to clause (1) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so repaid.

In Section 4.06(b)(2) and (b)(3), a binding commitment shall be treated as a permitted application of Net Available Cash from the date of such commitment;

provided, however, that the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash shall be applied to satisfy such commitment within 180 days of such binding commitment and such Net Available Cash is actually so applied within such 180-day period.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in Sections 4.06(b)(1)-(b)(3) shall constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer to Holders (and all holders of other Senior Indebtedness of the Company, the Co-Issuer or of a Subsidiary Guarantor designated by the Company) containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be held in cash, invested in Cash Equivalents or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this Section 4.06, the following are deemed to be cash or Cash Equivalents:

(1)           the assumption or discharge of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)           securities, notes, or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the consummation of the Asset Disposition, to the extent of the cash received in such conversion; and

(3)           any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed an amount equal to $10.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(c)           In the event of an Asset Disposition that requires the Company to make an offer to Holders of Securities pursuant to Section 4.06(b), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness of the Company or of a Subsidiary Guarantor permitted to be included in such offer) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture.  If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities shall be minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000.  The Company shall not be required to make such an offer to purchase Securities (and other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).  Upon completion of such an offer to purchase, Net Available Cash shall be deemed to be reduced by the aggregate amount of such offer.

(d)           The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07.      Limitation on Affiliate Transactions.  (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of $2.5 million, unless:

(1)           the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)           if such Affiliate Transaction involves an amount in excess of $15.0 million, the Board of Directors of the Company has determined in good faith that the criteria set forth in Section 4.07(a)(1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company; and

(3)           if such Affiliate Transaction involves an amount in excess of $50.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such

Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b)           The provisions of Section 4.07(a) shall not prohibit:

(1)           any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04;

(2)           any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, severance agreements, indemnification agreements, employee benefit plans, stock options, stock ownership plans or any similar arrangement approved by the Board of Directors of the Company;

(3)           loans or advances to employees made in the ordinary course of business for bona fide business purposes and consistent with past practices;

(4)           the payment of reasonable fees and compensation to, and indemnities provided for the benefit of, former, current or future officers, directors or managers, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)           any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6)           the issuance or sale of any Qualified Equity Interests of the Company;

(7)           any agreement as in effect on the Issue Date and described in the Offering Memorandum or any amendments, renewals or extensions of any such agreement (so long as such renewals or extensions are not disadvantageous to the Company in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Issue Date) and the transactions evidenced thereby; or

(8)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might be reasonably obtained at such time from an unaffiliated party.

SECTION 4.08.      Limitation on Line of Business.  The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

SECTION 4.09.      Reserved.

SECTION 4.10.      Change of Control.  Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Subject to compliance with the provisions of the succeeding paragraph, within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)           that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)           the circumstances and relevant facts regarding such Change of Control;

(3)           the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)           the instructions, as determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

The Issuers shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption has been given pursuant to this Indenture as described above under Section 3.01 unless and until there is a default in the payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place the Company or a third party has made an offer to purchase (an “Alternate Offer”) any and all Securities validly and properly tendered at a cash price equal to or higher than the Change of Control payment (as described above) and has purchased all Securities validly and properly tendered and not withdrawn in accordance with the terms of the Alternate Offer; provided, however, that the terms of such Alternate Offer shall not require the Holders to irrevocably tender the

Securities and such Alternate Offer shall not close until the Change of Control is actually consummated.

The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue of their compliance with such securities laws or regulations.

SECTION 4.11.      Limitation on Liens.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any of its property or assets (including Equity Interests of a Restricted Subsidiary), whether now owned or hereafter acquired, securing any Indebtedness (the “Initial Lien”) without effectively providing that the Securities, or in the case of an Initial Lien on any property or assets of any Subsidiary Guarantor, the Subsidiary Guarantee of such Subsidiary Guarantor, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any such Lien thereby created in favor of the Securities or any such Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.

SECTION 4.12.      Limitation on Sale/Leaseback Transactions.  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)           the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.11;

(2)           the Net Cash Proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)           the Company applies the proceeds of such transaction in compliance with Section 4.06.

SECTION 4.13.      Future Subsidiary Guarantors.  The Company shall not cause or permit (a) any of its Restricted Subsidiaries (other than a Foreign

Subsidiary), directly or indirectly, to Guarantee any Indebtedness of the Company or any other Restricted Subsidiary, (b) any Foreign Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company or any Subsidiary Guarantor or (c) any of its Restricted Subsidiaries (other than a Foreign Subsidiary) to Incur any Coverage Indebtedness or Credit Facility Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor or contemporaneously executes and delivers to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and applicable to the other Subsidiary Guarantors and delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such Guarantee Agreement has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

SECTION 4.14.      Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not to the best of the knowledge of the signers thereof a Default occurred during such period.  If a Default shall have occurred during such period, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

Article 5

Successor Company

SECTION 5.01.      When Company May Merge or Transfer Assets.  (a)  The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)           (x) the Company shall be the surviving corporation or (y) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2)           immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)           immediately after giving pro forma effect to such transaction, either (a) the Successor Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a), or (b) the Consolidated Coverage Ratio after giving effect to such transaction is no less than immediately prior to such transaction; and

(4)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Equity Interests of the Company are distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company (if not the Company) shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b)           The Co-Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)           (x) the Co-Issuer shall be the surviving limited liability company, (y) the resulting, surviving or transferee Person (the “Successor Co-Issuer”) is the Company or a Subsidiary Guarantor or (z) the Successor Co-Issuer shall be a limited liability company or corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Co-Issuer (if not the Co-Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of the Co-Issuer under the Securities and this Indenture;

(2)           immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Co-Issuer as a result of such transaction as having been Incurred by such Successor

Co-Issuer at the time of such transaction), no Default shall have occurred and be continuing with respect to the Co-Issuer; and

(3)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Co-Issuer (if not the Co-Issuer) shall be the successor to the Co-Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Co-Issuer under this Indenture, and the Co-Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(c)           The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)           (x) the Subsidiary Guarantor shall be the surviving corporation or limited liability company, (y) another Subsidiary Guarantor or the Company is the resulting, surviving or transferee Person or (z) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Equity Interests or assets or (ii) that, as a result of the disposition of all or a portion of its Equity Interests, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee substantially to the effect that the Company shall comply with its obligations under Section 4.06 in respect of such disposition;

(2)           immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)           the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

Article 6

Defaults and Remedies

SECTION 6.01.      Events of Default.  An “Event of Default” occurs if:

(1)           the Issuers default in the payment of interest on the Securities when due, continued for 30 consecutive days;

(2)           the Issuers default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)           the Issuers fail to comply with Section 5.01;

(4)           the Issuers or any Subsidiary Guarantor fails to comply with any of the other agreements in this Indenture;

(5)           Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million (the “cross acceleration provision”);

(6)           an Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)          makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against an Issuer or any Significant Subsidiary in an involuntary case;

(B)           appoints a Custodian of an Issuer or any Significant Subsidiary or for any substantial part of its property; or

(C)           orders the winding up or liquidation of an Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days;

(8)           the Company or any of the Restricted Subsidiaries fails to pay any final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed, for a period of 60 consecutive days; or

(9)           any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within 60 days after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Securities notice of the Default within 90 days after it occurs.  Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders.  In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a statement regarding compliance with this Indenture.  Within 30 days of becoming aware of any Default, the Company is required to deliver to the Trustee a written statement specifying such Default.

SECTION 6.02.      Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to an Issuer) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 6.01(6) or (7) with respect to an Issuer occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.  The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such declaration of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.      Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.04.      Waiver of Past Defaults.  The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except a Default (a) in the payment of the principal of or interest on a Security, (b) arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.      Control by Majority.  The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.      Limitation on Suits.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)           the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)           the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.  In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Issuers expressly agree and acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07.      Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.      Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.      Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.      Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third:     to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.  At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.      Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court of competent jurisdiction in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12.      Waiver of Stay or Extension Laws.  The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01.      Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent

Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

SECTION 7.02.                 Rights of Trustee.  (a)  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)                                  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    Unless otherwise specifically identified in this Indenture, any demand, request, direction or notice from an Issuer will be sufficient if signed by an Issuer.

(g)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default, except a Default under Sections 6.01(i) or 6.01(ii), unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer at its office described in Section 11.02 herein from either of the Issuers or the Holders of 25% in aggregate principal amount of the outstanding Securities, and such notice references the specific Default or Event of Default, the Securities and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

SECTION 7.03.                 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                 Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.                 Notice of Defaults.  If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived.  Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

SECTION 7.06.                 Reports by Trustee to Holders.  As promptly as practicable after each August 1 beginning with the August 1 following the Issue Date, and in any event prior to February 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of August 1 that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

As promptly as practicable, upon the Company’s request, the Trustee shall mail to each Securityholder any report received by the Trustee from the Company pursuant to Section 4.02.

SECTION 7.07.                 Compensation and Indemnity.  The Issuers shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuers shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuers’ payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.                 Replacement of Trustee.  The Trustee may resign at any time by so notifying the Issuers.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Issuers shall remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged bankrupt or insolvent;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                 Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.                 Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of an Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.                 Preferential Collection of Claims Against the Issuers.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01.                 Discharge of Liability on Securities; Defeasance.  (a)  When (1) the Issuers deliver to the Trustee all outstanding Securities that have been authenticated (other than (i) Securities replaced pursuant to Section 2.07 and (ii) Securities for whose payment has been deposited in trust and thereafter repaid to the Issuers) for cancellation or (2) all outstanding Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption pursuant to Article 3 hereof or otherwise will become due and payable within one year or are to be called for redemption within one year and the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Securityholders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Securities not previously delivered to the Trustee for cancellation (other than Securities replaced pursuant to Section 2.07) (including principal of, premium and interest, if any, on, the Securities to the date of maturity or redemption), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

(b)                                 Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (1) all of the Issuers’ and each Subsidiary Guarantor’s obligations under the Securities and this Indenture (“legal defeasance option”) or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12 and 4.13 and the operation of Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7) or 6.01(8) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”).  The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto.  If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7) or 6.01(8) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) or because of the failure of the Issuers to comply with Section 5.01(a)(3).  If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c)                                  Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full.  Thereafter, the Issuers’ obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02.                 Conditions to Defeasance.  The Issuers shall be entitled to exercise their legal defeasance option or their covenant defeasance option only if:

(1)                                  the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2)                                  the Company delivers to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressing their opinion that the payments of principal and interest when due, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3)                                  the Company delivers to the Trustee an Opinion of Counsel (which opinion may be subject to customary assumptions and exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                  the deposit does not constitute a default under any other material agreement (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) binding on an Issuer;

(6)                                  the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, nor is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7)                                  in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(8)                                  in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(9)                                  the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03.                 Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04.                 Repayment to Issuers.  The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

SECTION 8.05.                 Indemnity for Government Obligations.  The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.                 Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court of competent jurisdiction or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

Amendments

SECTION 9.01.                 Without Consent of Holders.  The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1)                                  to cure any ambiguity, omission, defect or inconsistency;

(2)                                  to provide for the assumption by a successor corporation of the obligations of the Issuers or any Subsidiary Guarantor under the Securities, this Indenture or a Subsidiary Guarantee, as applicable;

(3)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4)                                  to add Guarantees with respect to the Securities, including any Subsidiary Guarantees, or to secure the Securities;

(5)                                  to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers or any Subsidiary Guarantor;

(6)                                  to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Securityholders;

(7)                                  to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(8)                                  to conform the text of this Indenture, the Securities and the Subsidiary Guaranties to any provision of the “Description of notes” contained in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Securities and the Subsidiary Guarantees;

(9)                                  to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(10)                            to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or

(11)                            to comply with the rules of any applicable securities depository.

After an amendment under this Section 9.01 becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02.                 With Consent of Holders.  The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding.  However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1)                                  reduce the amount of Securities whose Holders must consent to an amendment;

(2)                                  reduce the rate of or extend the time for payment of interest on any Security;

(3)                                  reduce the principal of or change the Stated Maturity of any Security;

(4)                                  change the provisions applicable to the redemption of any Security contained in Article 3 hereto or paragraph 5 of the Securities;

(5)                                  make any Security payable in money other than that stated in the Security;

(6)                                  impair the right of any Securityholder to receive payment of principal of and interest on such Securityholder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Securityholder’s Securities;

(7)                                  make any change in the amendment provisions that require each Securityholder’s consent or in the waiver provision;

(8)                                  make any change in the ranking or priority of any Security that would adversely affect the Securityholders; or

(9)                                  make any change in any Subsidiary Guarantee that would adversely affect the Securityholders or release any Subsidiary Guarantee (other than in accordance with the terms of this Indenture).

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.                 Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.                 Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Securityholder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.                 Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Issuers may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation as provided by the Issuer on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.                 Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01)

shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07.                 Payment for Consent.  Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10

Subsidiary Guarantees

SECTION 10.01.           Guarantees.  Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of an Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02.           Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03.           Successors and Assigns.  This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.           No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.           Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.           Release of Subsidiary Guarantor.  A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07).

(1)                                  upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of an Issuer or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor (including the sale or disposition of Equity Interests of a Subsidiary Guarantor) following which such Subsidiary Guarantor is no longer a Subsidiary of the Company;

(2)                                  upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

(3)                                  upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary to the extent permitted by this Indenture;

(4)                                  at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.13 and the Issuers provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Issuers elect to have such Subsidiary Guarantor released from this Article 10;

(5)                                  upon defeasance of the Securities pursuant to Article 8; or

(6)                                  upon the full satisfaction of the Issuers’ obligations under this Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than an Issuer or an Affiliate of either Issuer, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Issuers provides an Officers’ Certificate to the Trustee to the effect that the Issuers will comply with their obligations under Section 4.06.

At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07.           Contribution.  Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Article 11

Miscellaneous

SECTION 11.01.           Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.           Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuers:

EnergySolutions, Inc.

423 West Street South, Suite 200

Salt Lake City, Utah 84101

Attention:  Corporate Secretary

if to the Trustee:

Wells Fargo Bank, National Association

201 Main Street, Suite 301

Ft. Worth, Texas 76102

Attention:  Corporate Trust Services

The Issuers, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.           Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Issuers, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.           Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)                                  an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.           Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                  a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06.           When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by an Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07.           Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08.           Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09.           Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10.           No Recourse Against Others.  A director, officer, employee or stockholder, as such, of an Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of such Issuer under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11.           Successors.  All agreements of the Issuers or any Subsidiary Guarantor in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind their successors.

SECTION 11.12.           Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 11.13.           Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ENERGYSOLUTIONS, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Executive Vice President and Chief Financial Officer

ENERGYSOLUTIONS, LLC

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Executive Vice President and Chief Financial Officer

BNG AMERICA, LLC

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

BNG AMERICA SAVANNAH RIVER CORPORATION

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

CHEM-NUCLEAR SYSTEMS L.L.C.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

[Signature Page to Indenture]

DURATEK SERVICES, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

DURATEK, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTION COMPANY, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTIONS DIVERSIFIED SERVICES, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTIONS FEDERAL EPC, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

[Signature Page to Indenture]

ENERGYSOLUTIONS FEDERAL SERVICES OF HANFORD, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTIONS FEDERAL SERVICES, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTIONS FUEL SERVICES, LLC

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTIONS WATER SYSTEM, LLC

by EnergySolutions, LLC, its sole member

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTIONS, SPENT FUEL DIVISION, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

[Signature Page to Indenture]

GTSD SUB IV, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

HITTMAN TRANSPORT SERVICES, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

MANUFACTURING SCIENCES CORPORATION

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTIONS PERFORMANCE STRATEGIES, INC.

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

PROPERTY VALUE RESTORATION, LLC

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

[Signature Page to Indenture]

ENERGYSOLUTIONS OF OHIO, LLC

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

ENERGYSOLUTIONS MIDWEST, LLC

By:
/s/ Mark C. McBride
Name:	Mark C. McBride
Title:	Chief Financial Officer

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

[Signature Page to Indenture]

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES
AND EXCHANGE SECURITIES

1.                                       Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Additional Securities” means Securities (other than the Initial Securities issued on the Issue Date) issued under the Indenture, as part of the same series as the Initial Securities issued on the Issue Date.

“Applicable Procedures” means, with respect to any transfer or transaction prior to the expiration of the Distribution Compliance Period and involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a transfer or transaction, to the extent applicable and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 10.75% Senior Notes due 2018 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $300,000,000 aggregate principal amount of 10.75% Senior Notes due 2018 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated August 5, 2010, among the Issuers, the Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuers, the Guarantors and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated August 13, 2010, among the Issuers, the Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities and the Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Issuers in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

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1.2                                 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)

2.                                       The Securities.

2.1                                 (a)  Form and Dating.  The Initial Securities will be offered and sold by the Issuers pursuant to a Purchase Agreement.  The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities in definitive, fully registered form (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture.  The Rule 144A Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)                                 Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

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Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)                                  Definitive Securities.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2                                 Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of $300,000,000 10.75% Senior Notes due 2018, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement for a like principal amount of Initial Securities, in each case upon a written order of the Issuers signed by one Officer of each Issuer.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3                                 Transfer and Exchange.  (a)  Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar with a request:

(x)                                   to register the transfer of such Definitive Securities; or

(y)                                 to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)                                shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)                             if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to

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Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                              if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                                if such Definitive Securities are being transferred to the Issuers, a certification to that effect; or

(C)                                if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)                                 Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)                                certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and

(ii)                             written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing

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between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled.  If no Rule 144A Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate of the Issuers, a new Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Securities.

(i)                                The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security.  The Registrar shall, in accordance with such instructions, cause the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)                             If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)                          Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)                         In the event that Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a

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Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(d)                                 Restrictions on Transfer of Regulation S Global Securities.  During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuers, (ii) in an offshore transaction in accordance with Regulation S and (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)                                  Legend.

(i)                                Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH OTHER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER

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OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)                                  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

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(iii)                               After a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or an Initial Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder’s certificated Initial Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv)                              Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(f)                                    Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)                                 No Obligation of the Trustee

(i)                                The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only

9

through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                             The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4                                 Definitive Securities.  (a)  A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Issuers within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture.

(b)                                 Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.  Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto.

(c)                                  Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent

10

Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)           In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.  In the event that such Definitive Securities are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

11

EXHIBIT A
to
RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR

ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH OTHER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2

No.	$

10.75% Senior Notes due 2018

EnergySolutions, Inc., a Delaware corporation, and EnergySolutions, LLC, a Utah limited liability company, promise to pay to                               , or registered assigns, the principal sum of                               Dollars or such other amount as stated in the Schedule of Increases or Decreases in Global Security on August 15, 2018.

Interest Payment Dates:  February 15 and August 15.

Record Dates:  February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

3

Dated:

ENERGYSOLUTIONS, INC.,

By:

Name:
Title:

ENERGYSOLUTIONS, LLC,

By:

Name:
Title:

4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By:

Authorized Signatory

5

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

10.75% Senior Note due 2018

1.                                  Interest

EnergySolutions, Inc., a Delaware corporation, and EnergySolutions, LLC, a Utah limited liability company (such corporation and company, and their successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above.  The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of August 13, 2010, among the Issuers, the Guarantors and the Initial Purchasers.  As more fully set forth therein, the Registration Rights Agreement provides that the Issuers will pay additional interest to each Holder under certain circumstances.  All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates that correspond to interest payment dates for the Securities.  All references in this Security to interest shall be deemed to include any additional interest payable pursuant to the Registration Rights Agreement.  Within a reasonable amount of time following the occurrence of any event giving rise to an obligation to pay additional interest, the Issuers will provide notice to the Trustee.  The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.  The Issuers will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2011.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 2010.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Issuers will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                       Method of Payment

The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than

6

30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture

The Issuers issued the Securities under an Indenture dated as of August 13, 2010 (“Indenture”), among the Issuers, the Subsidiary Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured senior obligations of the Issuers.  The Issuers shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.  The Indenture contains covenants that limit the ability of the Issuers and their subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; and engage in sale/leaseback transactions.  These covenants are subject to important exceptions and qualifications.

5.                                       Optional Redemption

Except as set forth below, the Issuers shall not be entitled to redeem the Securities.

On and after August 15, 2014, the Issuers shall be entitled at their option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

7

Period	Redemption Price

2014	105.375%
2015	102.688%
2016 and thereafter	100.000%

Unless the Issuers default in payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on the applicable redemption date.

In addition, prior to August 15, 2013, the Issuers shall be entitled at their option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.75%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities and Exchange Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Issuers or Affiliates of the Issuers); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

Prior to August 15, 2014, the Issuers shall be entitled at their option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).  The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6.                                       Notice of Redemption

The Issuers shall cause notices of redemption to be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture.  Any defect in the notice of redemption, including a failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture.  The Issuers will redeem Securities in denominations of $2,000 or less in whole and not in part.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is

8

deposited with the Paying Agent by 1:00 P.M., New York City time, on the redemption date and certain other conditions are satisfied, unless the Issuers default in payment of the redemption price, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.                                       Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.                                       Guarantee

The payment by the Issuers of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.                                       Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.                                 Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

9

12.                            Discharge and Defeasance

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of the Issuers’ and Subsidiary Guarantors’ obligations under the Securities, the Subsidiary Guarantees and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.                            Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Subsidiary Guarantors, or to make any change that would provide additional rights or benefits to the Securityholder or that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.

14.                            Defaults and Remedies

Under the Indenture and subject to the terms of the Indenture, Events of Default include (a) default for 30 consecutive days in payment of interest on the Securities when due; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (c) failure by the Issuers or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25.0 million; and (g) certain defaults with respect to Subsidiary Guarantees.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

10

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.                            Trustee Dealings with the Issuers

Subject to certain limitations imposed by the Act,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.                            No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.                            Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.                            Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                            CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

11

20.                            Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

21.                            Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

EnergySolutions, Inc.

423 West Street South, Suite 200

Salt Lake City, Utah 84101

Attention:  Corporate Secretary

12

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to an Issuer; or

(2)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933, as amended; or

13

pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

14

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by
an executive officer

15

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

16

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

17

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]*

*/ [If the Security is to be issued in global form, add the Global Securities Legend from Exhibit A to Appendix A and the attachment from such Exhibit A captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

No.	$

10.75% Senior Notes due 2018

EnergySolutions, Inc., a Delaware corporation, and EnergySolutions, LLC, a Utah limited liability company, promise to pay to                               , or registered assigns, the principal sum of                               Dollars or such other amount as stated in the Schedule of Increases or Decreases in Global Security on August 15, 2018.

Interest Payment Dates:  February 15 and August 15.

Record Dates:  February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

ENERGYSOLUTIONS, INC.,

By:
Name:
Title:

ENERGYSOLUTIONS, LLC,

By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

10.75% Senior Note due 2018

1.                                  Interest

EnergySolutions, Inc., a Delaware corporation, and EnergySolutions, LLC, a Utah limited liability company (such corporation and company, and their successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above.  [As more fully set forth therein, the Registration Rights Agreement provides that the Issuers will pay additional interest to each Holder under certain circumstances.  All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates that correspond to interest payment dates for the Securities.  All references in this Security to interest shall be deemed to include any additional interest payable pursuant to the Registration Rights Agreement.](1)  The Issuers will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2011.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 2010.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Issuers will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                  Method of Payment

The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

(1)   To be included if additional interest is due and payable pursuant to the Registration Rights Agreement.

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3.                                  Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                  Indenture

The Issuers issued the Securities under an Indenture dated as of August 13, 2010 (“Indenture”), among the Issuers, the Subsidiary Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured senior obligations of the Issuers.  The Issuers shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.  The Indenture contains covenants that limit the ability of the Issuers and their subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; and engage in sale/leaseback transactions.  These covenants are subject to important exceptions and qualifications.

5.                                  Optional Redemption

Except as set forth below, the Issuers shall not be entitled to redeem the Securities.

On and after August 15, 2014, the Issuers shall be entitled at their option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

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Period	Redemption Price

2014	105.375%
2015	102.688%
2016 and thereafter	100.000%

Unless the Issuers default in payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on the applicable redemption date.

In addition, prior to August 15, 2013, the Issuers shall be entitled at their option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.75%, plus accrued and unpaid interest to the redemption date(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities and Exchange Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Issuers or Affiliates of the Issuers); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

Prior to August 15, 2014, the Issuers shall be entitled at their option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).  The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6.                                  Notice of Redemption

The Issuers shall cause notices of redemption to be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture.  Any defect in the notice of redemption, including a failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture.  The Issuers will redeem Securities in denominations of $2,000 or less in whole and not in part.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is

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deposited with the Paying Agent by 1:00 P.M., New York City time, on the redemption date and certain other conditions are satisfied, unless the Issuers default in payment of the redemption price, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.                                  Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.                                  Guarantee

The payment by the Issuers of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.                                  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.                            Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.                            Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

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12.                            Discharge and Defeasance

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of the Issuers’ and Subsidiary Guarantors’ obligations under the Securities, the Subsidiary Guarantees and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.                            Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture  and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture  or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Subsidiary Guarantors, or to make any change that would provide additional rights or benefits to the Securityholder or that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.

14.                            Defaults and Remedies

Under the Indenture and subject to the terms of the Indenture, Events of Default include (a) default for 30 consecutive days in payment of interest on the Securities when due; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (c) failure by the Issuers or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $25.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25.0 million; and (g) certain defaults with respect to Subsidiary Guarantees.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

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Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.                            Trustee Dealings with the Issuers

Subject to certain limitations imposed by the Act,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.                            No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.                            Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.                            Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                            CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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20.                            Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

EnergySolutions, Inc.

423 West Street South, Suite 200

Salt Lake City, Utah 84101

Attention:  Corporate Secretary

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.